Exhibit 10.8

PORT OF GRAYS HARBOR

LEASE NO. 1014

THIS AGREEMENT OF LEASE entered into by and between the PORT OF GRAYS HARBOR, a municipal corporation of the State of Washington, as Lessor, hereinafter referred to as “Owner”, and IMPERIUM GRAYS HARBOR, LLC a Washington limited liability company, as Lessee, hereinafter referred to as “Tenant” is dated as of May 15, 2006.

In consideration of the rentals herein agreed to be paid by the Tenant to the Owner and in consideration of the mutual covenants and agreements of the parties herein set forth, the parties hereto agree as follows:

1. AGREEMENT TO LEASE. The Owner does hereby lease to the Tenant and the Tenant hereby leases, takes and hires from the Owner that certain real estate situated in Grays Harbor County, State of Washington, and legally described on Exhibit “A” attached hereto and incorporated herein by this reference, and which real estate is outlined in red on that certain map designated as Exhibit “B,” and which drawing is attached hereto and incorporated herein by this reference (the “Premises”).

2. TERM. The initial term of this Lease shall be for a period of twenty-five (25) years, commencing May 15, 2006, and ending at midnight on May 31, 2031 (the “Initial Term”).

3. OPTION TO RENEW. Except as provided hereinabove, Tenant is hereby granted an option to renew this lease for three (3) successive five (5) year periods after the initial term (each an “Option Period;” any Option Periods plus the Initial Term defined collectively as the “Term”)). In order to exercise any option for renewal, must have exercised each previous option to renew, Tenant must so notify the Owner in writing at least one year in advance of the Option Period for which such notice is given and Tenant must have fulfilled completely and timely all of the terms and conditions of this Lease. Failure of Tenant to give required written notification may, in the discretion of the Port of Grays Harbor, result in the option(s) being null and void.

4. CONDITION SUBSEQUENT FOR INSPECTION. Tenant’s obligations hereunder are conditioned upon satisfaction of the following condition of Inspection.

A. Tenant shall have sixty (60) days from the date of mutual execution of this Lease (the “Inspection Period”) to enter upon the Premises to conduct such inspections and testing as Tenant may deem desirable. At the end of the Inspection Period plus thirty (30) days (the “Full Inspection Period”), in the event Tenant determines for any reason that it does not desire to lease the Premises, Tenant shall notify Owner, in writing, no later than five (5) days thereafter that Tenant is terminating this Lease, whereupon this Lease shall terminate and be of no further force and effect and neither Party hereto shall have any further liability to the other; provided, that Tenant shall indemnify Owner from and against any liens or claims that attach to the Premises directly as a result of Tenant’s inspection activities. This Lease shall become legally binding on the 96th day following the date of mutual execution if Tenant has not delivered a written notice of termination as provided above.

B. The Owner shall, at its expense, provide to the Tenant a phase one environmental assessment of the Premises and the Adjoining Property within sixty (60) days of mutual execution of this Lease (the “Phase I Study”). Said Phase I Study shall be performed by Geoengineers of Tacoma, Washington and shall serve as a baseline for the environmental condition of the Premises and the Adjoining Property.

5. POSSESSION. The parties hereto understand that a prerequisite to the validity of this Lease is the provision for security of Tenant’s performance of this Lease as required in the paragraph entitled “PERFORMANCE BOND”, the provision of the “GUARANTY” detailed in Section 49 hereinafter, and the provision of the insurance(s) as required in this Lease. Anything herein to the contrary notwithstanding, the Tenant shall not be entitled to the possession of all or any portion of the Premises until it shall have complied with said paragraphs.

6. RENT. The Fair Market Rent (the “Rent”) for the Premises shall be determined and paid as set forth in this paragraph without offset or notice of abatement:

A. The Rent for the first five (5) years of the Initial Term commencing on the “Rent Commencement Date” as defined hereinafter, and terminating five years thereafter, shall be the sum of twenty-five cents (25 cents) per square foot per year or the sum of $11,035.20 per month, thereafter rent shall be subject to adjustment as set forth below. ****This section subject to revision based on final footprint of lease****

B. In addition to paying the Rent as provided above, Tenant shall pay to Owner all leasehold excise taxes due and owing on all taxable rent consistent with RCW Chapter 82.29A relating to leasehold excise tax, and any subsequent revision or amendment thereto. In the event that the Washington State Department of Revenue determines, based on Chapter 82.29A RCW or any revision or amendment thereto, that a leasehold tax is due in an amount greater than the amount invoiced by the Port of Grays Harbor, then the Tenant shall pay the same and hold Owner harmless from the leasehold excise tax and any penalties or assessments due. Nothing herein shall prevent the Tenant from disputing the amount of the leasehold tax and taking proper steps to seek an administrative or judicial determination that determines the amount of leasehold tax due, provided there is no expense to the Owner.

C. Rental and leasehold excise tax shall be payable monthly in advance and shall be paid to the Owner at its offices in Aberdeen, Grays Harbor County, Washington. Rent and leasehold excise tax are due and payable on or before the first day of the month they are due; there is no grace period. Delinquent Rent shall draw interest at the rate of

1-1/2% (one and one-half percent) per month, or the maximum rate permitted by law; whichever is lesser, from the date of delinquency, until fully paid.

D. The parties hereto shall execute a written statement setting forth (i) the beginning and ending date of the Full Inspection Period, (ii) the Rent Commencement Date, (iii) the Option Periods and notice dates in accordance with Section 3 hereof and (iv) the option period to lease Adjoining property as defined in Section 7 hereof, but the enforceability of this Lease shall not be affected if either Party fails or refuses to execute such statement.

E. The “Rent Commencement Date” is that date which is the earlier of (a) twenty-four (24) months after the mutual execution date of this Lease or (b) the date the first shipment by rail, truck, barge or other transport of 23,500 gallons or more of any finished product that meets ASTM D6751-2 specifications, for revenue, is dispatched from the biofuels manufacturing facility, including all ancillary facilities, to be constructed on the Premises (collectively, the “Biofuels Manufacturing Facility”). Subsequent to the execution of this Lease the parties shall fill in the date the first shipment is expected to occur here                                               and this entry shall be initialed by both parties. However, the failure to insert such date shall have no effect on the enforceability of this Lease, and the parties agree that in the event no date is inserted the date of first shipment shall be established by the records of Tenant showing the date of the first shipment of any finished product that meets ASTM D6751-2 specifications, for revenue, by rail, truck, barge or other transport of 23,500 gallons or more dispatched from the Biofuels Manufacturing Facility or, in absence of such records, any such other records or evidence legally sufficient to establish the date of the first such dispatch.

F. The Rent shall be adjusted on the first day of the anniversary month of the fifth year after the Rent Commencement Date of this Lease occurring in 2011 (or 2012), and on the same date five years thereafter throughout the Initial Term. Said adjustment shall be based on the lesser of the total (i) percent changes in the CPI Index, U.S.-All Urban Consumers, as published by the Bureau of Labor Statistics for the preceding five-year period and (ii) two (2%) percent, per annum. Said adjustment increase not to exceed ten percent (10%) for any five years. Example, presuming the fifth anniversary of the Rent Commencement Date occurred in 2012, then assuming the total percent change in the CPI index for years 2012-2016 equals a 12.85% increase then the Rent adjustment on the anniversary date in 2017 shall be 10%. The Rent for 2017 through 2021 shall be 110% of the amount set forth in Section 6 (A) above. If the CPI should be discontinued or so modified as to be no longer useful for the purposes here stated, the parties shall select and substitute a similar index which reflects consumer prices as mutually agreed upon by the parties. If the parties cannot agree on another index, the Tenant may refer the matter to arbitration in accordance with the terms of Section 40 hereof. In all events, the Rent shall not be adjusted to be less than the preceding year.

G. The Rent for the Option Periods commencing on or after 2031 shall be determined using the same formula as set forth in paragraph F above.

7. OPTION TO LEASE ADJOINING PROPERTY; RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES AND ADJOINING PROPERTY. The Tenant is hereby granted the following options:

A. Option to Lease Adjoining Property. The Tenant shall have the option to lease the property owned by Owner that adjoins the Premises (the “Adjoining Property”) upon the same terms as set forth herein. Said option shall be exercisable in writing for a period sixty (60) months following the expiration of the Full Inspection Period, provided the Tenant is not at the time of exercise in breach of any of its obligations under this Lease. In addition, the Owner shall notify the Tenant in the event a third party presents a bona fide offer to lease the Adjoining Property, in which case the Tenant shall have the right to lease the Adjoining Property on the same terms and conditions as set forth in this Lease. The Adjoining Property is described on the attached Exhibit C, the contents of which are incorporated herein as though fully set forth.

B. Option to Purchase the Premises and the Adjoining Property. Tenant shall have an option to purchase the Premises and the Adjoining Property or any subpart thereof, as follows:

(1) In order for Owner to sell any property, the Owner is required under RCW 53.08.090, and RCW 53.20.010 to issue certain notices to the public. Owner agrees to send to Tenant a copy of any notice(s) relating to Owner’s intention to declare the Premises and the Adjoining Property or any part thereof, “surplus”1 within five (5) calendar days of such publication. Said notice(s) to be sent pursuant to the notice provision set forth below.

(2) If at any time during the Term of this Lease the Owner desires to accept an offer of purchase from a third party for the Premises and the Adjoining Property or any subpart thereof (“Proposed Sale Parcel”), then prior to accepting said offer, the Owner shall offer the Tenant the right to purchase the Proposed Sale Parcel by sending to the Tenant a written notice of the specific terms of the third party offer to purchase including price, payment terms, conditions of title, costs of escrow and all other material terms, (“Proposed Third Party Sale Terms”).

(3) The Tenant shall have thirty (30) days after its receipt of the Proposed Third Party Sale Terms to exercise its right to purchase the Proposed Sale Parcel upon the same terms as contained in the Proposed Third Party Sale

[1]

Under RCW 53.08.090 in order to sell property the Port Commission is required to declare the property surplus to the needs of the Port by amending the Comprehensive Plan of Harbor Improvements in an open public hearing, the Commission is required to hear public comments on the proposed amendment before adoption of any amendment. Such amendment must be preceded by a notice published once a week for two consecutive weeks in a newspaper of general circulation.

Terms. The Tenant shall exercise its right to purchase by delivering to Owner confirmation, in writing, of its binding intention to purchase the Proposed Sale Parcel. If the Tenant shall exercise its right to purchase then the closing shall take place no later than sixty (60) days after the closing date set forth in the Proposed Third Party Sale Terms.

(4) If Tenant does not elect to accept such offer within said thirty (30) day period, or fails to close after confirming its intention as provided above, then thereafter Owner may accept the offer to purchase from the third party on the terms as were set forth in the Proposed Third Party Sale Terms.

8. ACCEPTANCE OF PREMISES. Tenant accepts said Premises in their present condition, “as is” and agrees that it will not demand that the Owner make any improvements thereon or maintenance thereof other than as specifically agreed to herein.

9. CONDITION OF PREMISES; WARRANTY. The Owner represents and warrants the following:

A. It has never received any notice or other communication from any governmental body or other person regarding any actual, alleged, possible or potential liability under any environmental law with respect to the Premises and the Adjoining Property;

B. It is, and at all times has been, in compliance with all applicable environmental laws with respect to the Premises and the Adjoining Property; and

C. It is not aware of any Hazardous Material (as hereinafter defined), harmful chemical or physical condition or environmental contamination of any nature on the Premises or the Adjoining Property, except as disclosed in the Phase I Study.

10. USE OF PREMISES. The Tenant shall use the Premises for a Biofuels Manufacturing Facility, including but not limited to storage (in tanks or otherwise) of various materials, shipping and receiving by truck, rail and vessel of various materials, and the installation of rail spurs. Materials used or stored will relate to biodiesel or other alternative fuels production, and may include petroleum products (“Materials”). Owner understands the Tenant may expand its operations to include other biofuels production, in which case that production and related materials shall be incorporated in the definitions of Biofuels Manufacturing Facility and Materials. The Tenant shall continuously use the Premises for the business of operating a Biofuels Manufacturing Facility or any related activity during the term of this Lease with the exception of temporary closures caused by reason of Frustration of Purpose or Force Majeure. Other than the Materials tenant shall not keep on the Premises any material which, in the Owner’s reasonable judgment, is dangerous or of explosive nature or which may cause an unreasonable increase in Owner’s insurance premiums or cause cancellation of Owner’s insurance. Other than activities related to Materials, biodiesel or other alternative fuels production, no activity which may create a serious and unmanageable hazard, in the reasonable judgment of the Owner, or which may cause an unreasonable increase in Owner’s insurance premiums, may be performed. The Tenant shall keep the Premises in a neat, clean and sanitary condition at all times.

11. APPROVAL OF PLANS FOR CONTEMPLATED IMPROVEMENTS. Tenant shall, prior to the construction of any new structures or improvements, the alteration or addition to existing structures, or the permanent surfacing of any outside areas, submit to Owner for approval, plans for the carrying out of such alterations or improvements. Owner’s review and approval of such plans shall not be unreasonably withheld; if Owner does not provide comments within fifteen (15) days such approval shall be deemed granted. No such alterations or improvements shall interfere with Owner’s utilities or utility easements either upon, on or below the surface of the ground and such alterations or improvements shall not be carried out without the prior approval in writing from the Owner, which approval shall not be unreasonably withheld or delayed. All such alterations and improvements shall be at Tenant’s sole expense. The Owner may, at its reasonable discretion, require the removal of such improvements upon the termination of the Lease, and require the Premises to be restored to the condition they were in prior to the construction of such improvements.

12. OWNERSHIP AND REMOVAL OF LEASEHOLD IMPROVEMENTS.

A. No later than one (1) year prior to the expiration of this Lease, the Owner and the Landlord shall meet to discuss which structures erected upon or added to the Premises by the Tenant during the term of this Lease (the “Leasehold Improvements”) shall be owned or transferred as follows: The Tenant shall have the right to remove and retain title to any Leasehold Improvements. Thereafter, the Owner shall have the option to purchase at Fair Market Value, as defined below, any Leasehold Improvements. If neither party wishes to retain title to or purchase the Leasehold Improvements, they shall be decommissioned by the Tenant and shall remain on the Premises as property of the Owner. Decommissioning shall include the removal of Materials from equipment and cleaning to allow normal use. Equipment meeting applicable use standards (as an example API 650 currently for bulk tank farms, as verified by API 653 inspection) will be left in place. Equipment not meeting applicable standards will be removed by tenant. Any Leasehold Improvements purchased by the Owner shall be at their Fair Market Value, determined in accordance with the appraisal procedure set forth below.

B. In the event that the Owner desires to purchase any Leasehold Improvements and if the parties cannot agree on the Fair Market Value then either party may demand an appraisal process. Fair Market Value shall be determined by a board of three appraisers, each of whom shall be experienced in the valuation of the type of premises and tenant improvements subject to this Lease. Each party shall select one of these appraisers and those two shall select the third appraiser. Each party shall compensate the appraiser selected by it and the compensation of the third appraiser shall be paid equally by both parties. A decision of a majority of the Board of Appraisers shall be the decision of the Board of Appraisers and shall set the price at which the Leasehold Improvements may be purchased by the Owner. If either party disagrees with the Board of Appraiser’s findings it may submit such dispute to arbitration, in accordance with Section 41 hereof. Nothing herein shall be deemed to require the Owner to purchase any Leasehold Improvement.

13. MAINTENANCE AND REPAIR. Tenant shall, at its own expense, throughout the Term of this Lease, and so long as it shall remain in possession of the Premises, keep and maintain in good repair all portions of the building, or buildings, and other improvements to be located upon the Premises at anytime hereafter during said term, including all windows, doors, skylights, fixtures, equipment and appurtenances. All such improvements shall be maintained in a clean and attractive condition and repainted as reasonably necessary. Tenant shall keep and maintain in good repair all sidewalks, motor vehicle access ways and parking areas. If at any time the Owner shall observe or discover any condition requiring maintenance or repair to be performed by the Tenant, Owner may notify the Tenant thereof. If the Tenant shall fail to make the necessary repairs promptly and with the immediacy which may be required reasonably by the nature of the defect and the potential damage which may result from lack of repair, the Owner may, but shall not be required to, make such repairs, in which case the Tenant shall promptly reimburse the Owner for its costs in making such repairs. Any amount so paid by Owner, together with interest at the rate of 12% per annum thereon from date of payment by Owner until repaid by Tenant, shall be repaid by Tenant upon Owner’s demand all without prejudice to any other right Owner may have by reason of such default.

14. FIRE PROTECTION, LEAKAGE AND SPILL PROTECTION. The Tenant shall at its own expense, throughout the Term of this Lease, and so long as it shall remain in possession of the Premises, provide and maintain hand-held fire extinguishers for protection of building contents as required by the Fire Department that serves the Premises, together with such equipment, devices and facilities as may be required by federal, state and local laws and regulations to protect from, prevent and mitigate against leakage, spills or release of chemicals and/or substances on the Premises.

15. WAIVER OF SUBROGATION. The Owner and the Tenant hereby mutually release each other from liability and waive all rights of recovery against each other for any loss from perils insured against under their respective fire insurance contracts, including any extended coverage endorsements thereto, to the extent of payment received from their respective insurance carriers. This paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of the Owner or the Tenant.

16. RE-DELIVERY OF PREMISES. Subject to the provisions of Sections 12 hereof, the Tenant shall, at the expiration of this Lease, peacefully deliver possession of the Premises to the Owner in as good a condition as when received, except for reasonable wear and tear. It is understood that in the event that the Tenant shall leave any material or equipment on the Premises, the Owner shall have the right to sell such collateral material for whatever price the Owner can obtain, and shall be entitled to retain sufficient proceeds from such sale to cover all of the Owner’s expenses incurred in such sale, plus any other outstanding charges by the Owner against the Tenant.

17. COMPLIANCE WITH LAWS AND REGULATIONS. The Tenant shall promptly comply with all statutes, ordinances, rules, orders, regulations, and requirements of the Federal, State and Municipal governments and of any and all of their Departments and Bureaus (collectively called “governmental requirements”) which are applicable to the Premises or any Leasehold Improvements located thereon during the term or renewal hereof. Any violation of this section shall be dealt with pursuant to section 37.

18. SIGNS. No signs, banners, pennants, symbols, flags, eye-catching spinners or other advertising devices, nor any temporary signs shall be permitted to be flown, installed, placed or painted on, attached to or erected on the Premises without the prior written consent of the Owner; provided, however, that the Tenant shall be entitled to display its name and logo in any way on any part of the Premises, provided the sign complies with the sign ordinance(s) of either Aberdeen or Hoquiam.

19. EXTERIOR MAINTENANCE OF PREMISES. Tenant shall keep the Premises in a condition of proper cleanliness, orderliness and a state of attractive appearance at all times and shall permit neither waste nor nuisances upon the Premises. No refuse, garbage, debris, nor rubbish shall be permitted to accumulate on the Premises. The Premises shall be landscaped according to plans to be prepared by the Tenant and submitted to Owner for approval, which approval will not be unreasonably withheld. The landscaping shall be properly maintained in an attractive state; lawns shall be watered, fertilized, weeded, mowed, and trimmed as required; shrubs and trees shall be fertilized and pruned as required; garden areas shall be kept free of weeds. If the Tenant shall violate the covenants of this paragraph, the Owner may enter the Premises, upon reasonable notice to the Tenant, without such entering causing or constituting a termination of this Lease or an interference with the possession of the premises by the Tenant, and the Owner may restore the Premises to a neat, clean, and sanitary condition. In such event, the Tenant shall pay to the Owner, in addition to the rent as provided above, the expense of the Owner in thus restoring the Premises.

20. ACCESS BY OWNER. The Owner reserves to itself and its agents the right to enter the Premises upon reasonable notice, at any reasonable time, for the purpose of inspecting the same. The foregoing shall not be construed to require the Owner to inspect the Premises and shall impose no liability on the Owner for failure to so inspect.

21. INDEMNIFICATION.

A. The Tenant shall hold harmless and indemnify the Owner and its affiliates (defined as a party controlled by, in control of, or under common control with, the Owner) and each of their employees, agents and assignees (each an “Owner Indemnitee”), from and against, and shall compensate and reimburse each of the Owner Indemnitees for, any damages, costs, losses, fines, penalties or other liabilities, including attorneys’ fees (“Damages”) that are directly suffered or incurred by any of the Owner Indemnitees or to which any of the Owner Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly from or as a direct result of, or are directly connected with: (i) any breach of any representation or warranty made by the Tenant in this Agreement as of the date of this Agreement; (ii) any breach of any covenant or obligation of the Tenant contained in this Agreement; or (iii) any proceeding relating directly or indirectly to any breach or alleged breach of the type referred to in clause (i) or (ii) (including any proceeding commenced by any Owner Indemnitee for the purpose of enforcing any of its rights under this Section 21.A. Nothing in the above shall be construed as indemnifying the Owner should liability result from the sole negligence of the Owner, its employees or agents or from any environmental condition existing on the Premises or the Adjoining Property at the time of the execution of this Lease.

B. The Owner shall hold harmless and indemnify the Tenant and its affiliates (defined as a party controlled by, in control of, or under common control with, the Tenant) and each of their employees, agents and assignees (each a “Tenant Indemnitee”), from and against, and shall compensate and reimburse each of the Tenant Indemnitees for, any Damages that are directly suffered or incurred by any of the Tenant Indemnitees or to which any of the Tenant Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly from or as a direct result of, or are directly connected with: (i) any breach of any representation or warranty made by the Owner in this Agreement as of the date of this Agreement; (ii) any breach of any covenant or obligation of the Owner contained in this Agreement; (iii) any environmental condition existing on the Premises or the Adjoining Property at the time of the execution of this Lease or (vi) any proceeding relating directly or indirectly to any breach or alleged breach of the type referred to in clause (i), (ii) or (iii) (including any proceeding commenced by any Tenant Indemnitee for the purpose of enforcing any of its rights under this Section 21.B). Nothing in the above shall be construed as indemnifying the Tenant should liability result from the sole negligence of the Tenant, its employees or agents.

22. ACCIDENT AND LIABILITY INSURANCE. Tenant shall, at its sole expense, during the entire term of this Lease, keep in full force and effect a policy or policies of comprehensive general liability and property damage insurance covering the entire Premises, and the business operated by Tenant and any sub-tenants or assignees of the Tenant in the Premises. The general liability insurance shall not be less than $5,000,000 combined single limit for each occurrence. Such insurance shall include but not be limited to bodily injury liability, personal injury liability, property damage liability, and broad form property damage liability. The policy or policies shall name the Owner and Tenant as the insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Owner thirty (30) day’s prior written notice. The insurance shall be in an insurance company or companies, and in a form approved by Owner and copies of each policy or certificate shall be delivered to Owner within 30 days of the effective date of this Lease. Tenant shall cause to be delivered to Owner renewals of such insurance policy or policies within 60 days before its expiration date during the term of this Lease.

23. POLLUTION LIABILITY INSURANCE. Tenant shall, at its sole expense, during the entire term of this Lease, keep in full force and effect a policy or policies of comprehensive pollution liability and property damage insurance covering the Premises and the business operated by Tenant and any sub-tenants or assignees of the Tenant on or about the Premises. The pollution liability insurance shall not be less than $5,000,000.00 per occurrence, $5,000,000.00 general aggregate. Such insurance shall include but not be limited to bodily injury liability, personal injury liability, property damage liability, broad form property damage liability, environmental response and remedial costs, other cleanup costs, environmental consultants’ fees, attorneys’ fees, fines and penalties, laboratory testing fees, claims by third parties and governmental authorities for death, personal injuries, property damage, business disruption, lost profits, natural resource damages and any other costs, for any release of any pollutants and/or contaminants, whether released to air, soil or water and whether the release is on or off the Premises. The policy or policies shall name the Owner as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Owner thirty (30) day’s prior written notice. The insurance shall be in an insurance company or companies, and in a form approved by Owner and copies of each policy or certificate shall be delivered to Owner within 30 days of the effective date of this Lease. Tenant shall cause to be delivered to Owner renewals of such insurance policy or policies within 60 days before its expiration date during the term of this Lease. The pollution liability insurance shall be primary insurance in respect to the Owner. Any insurance, self- insurance or insurance pool coverage maintained by the Owner shall be excess of the Tenant’s insurance and shall not contribute with it.

24. PRESENCE AND USE OF HAZARDOUS SUBSTANCES. The Tenant hereby expressly assumes the duties and responsibilities set forth below for releases from vehicles, vessels, tanks, pipelines, structures, containers, equipment, or leasehold improvements used by the Tenant or placed on the Premises, or present on the Premises at Tenant’s request or convenience, including any pipeline installed or used by the Tenant or at Tenant’s request to or from the Premises.

A. Hazardous Substances Defined: As used in the Lease, the term “Hazardous Substance” means any hazardous, toxic, dangerous or extremely hazardous substance, material or waste, including marine pollutants, marine toxics, and air toxics, which is or becomes regulated by the United States Government, the State of Washington, or any local governmental authority. The term includes, without limitation, any substance containing (contaminants) regulated as specified above.

B. Release Defined: As used in this lease, the term “release” shall be defined as provided in 42 U.S.C. 9601 and RCW 70.105D.020, or successor legislation. In the event a conflict exists between the two definitions, the broader definition shall apply. For purposes of the Lease, the term release shall also include threatened release.

C. Compliance with Laws: Tenant shall, at its sole cost and expense, comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements regarding the proper and lawful generation, use, sale, transportation, storage, treatment and disposal of Hazardous Substances (hereinafter “Laws”) or in any manner that affects the Premises.

D. Monitoring: The Owner or its designated agents may, at the Owner’s sole discretion and at reasonable times, enter upon the Premises for the purpose of (1) monitoring the Tenant’s activities conducted thereon, and (2) conducting environmental testing and sampling to determine compliance with applicable laws and the terms of this Lease. If such monitoring discloses the presence or release of Hazardous Substances in violation of either applicable laws, or this Lease, the cost of such monitoring shall be paid by Tenant pursuant to subparagraph (“H”). In addition, within five (5) days of the Owner’s written request, Tenant shall provide the Owner with a detailed written description of Tenant’s generation, use, sale, transportation, storage, treatment and disposal of Hazardous Substances on or which may otherwise reasonably be expected to affect the Premises. The Owner’s discretionary actions pursuant to this subparagraph shall not constitute a release waiver or modification of Tenant’s obligations otherwise specified in this Lease.

E. Notifications: Tenant shall notify the Owner within twenty-four (24) hours after it becomes aware of any release of Hazardous Substances that may affect the Premises, and shall promptly provide the Owner with a copy of any notifications given to any governmental entity regarding any such release. Tenant shall promptly provide the Owner with copies of any inspection report, order, fine, request, notice or other correspondence from any governmental entity regarding the release of Hazardous Substance that may affect the Premises. At the Owner’s written request, Tenant shall provide the Owner with a copy of all reports, (manifests), material safety data sheets (MSDS), and identification numbers regarding Hazardous Substance at the same time they are submitted to the appropriate governmental authorities.

F. Environmental Assessment: Tenant shall, upon written request from the Owner, based on a sufficient reason to believe there has been a release of Hazardous Substances, within sixty (60) days following expiration or other termination of the Lease, provide the Owner with an environmental assessment prepared by a qualified professional mutually agreed upon by the Owner and Tenant. The environmental assessment shall, at a minimum, certify that a diligent investigation of the Premises has been conducted, including a specific description of the work performed, and either (1) certify that diligent investigation of the Premises has revealed no evidence of a release of Hazardous Substances or violation of applicable laws, as a result of the Tenant’s operations, or (2) if a release or violation of applicable laws is detected, identify and describe; (i) the types and levels of Hazardous Substances detected; (ii) the physical boundaries of the release, including property other than the Premises; (iii) the actual and potential risks to the environment from such release or violation; and (iv) the procedures and actions necessary to remedy the release or violation in compliance with applicable laws. Tenant shall pay the expense of obtaining the environmental assessment and of performing all remediation in accordance with subparagraph (“H”).

G. Hold Harmless and Indemnity: Tenant shall defend (with attorneys approved in advance and in writing by the Owner), indemnify and hold the Owner and its agents harmless from any loss, claim, fine or penalty arising from the release of

Hazardous Substances or any violation of applicable laws of which it is aware, after due inquiry, affecting the Premises to the extent directly caused by Tenant or its agents. Such obligation shall include, but shall not be limited to, environmental response and remedial costs, other cleanup costs, environmental consultants’ fees, attorneys’ fees, fines and penalties, laboratory testing fees, claims by third parties and governmental authorities for death, personal injuries, property damage, business disruption, lost profits, natural resource damages and any other direct costs, and the Owner’s expenses as provided in subparagraphs (“D”, “E”) and (“G”). Tenant’s obligations pursuant to this subparagraph shall survive expiration or other termination of this Lease.

H. Default and Cure: Notwithstanding any other provision of this Lease, the Owner may, in the event of a release of Hazardous Substances cure such release of Hazardous Substances and Owner may impose a rent surcharge sufficient to recover any such loss, and impose a rent surcharge sufficient to recover such expenses together with interest at 12% percent per annum, for such portion of the unexpired term of the Lease as the Owner may deem proper.

I. Assignments and Subleases: The Owner may withhold its consent to any assignment, sublease, or other transfer if the proposed transferee’s use of the Premises may involve the generation, storage, use, treatment, or disposal of Hazardous Substances, as defined in the Lease. Notwithstanding the foregoing, the Tenant shall have the sublease and assignment rights set forth in Section 25 hereof.

J. EPA Identification Number: Tenant shall also provide to the Owner the Tenant’s Environmental Protection Agency Identification Number to dispose of hazardous waste if Tenant has one.

25. ASSIGNMENT AND SUBLETTING. The Tenant may assign this Lease to an affiliate, or to a third party in the event of merger, acquisition, consolidation or change of control, without the prior written consent of the Owner. The Tenant shall provide Owner with notice of the pending merger, acquisition or consolidation in advance of any public announcement, as soon as allowed by law. This Lease shall be binding upon each of the parties hereto and their successors and assigns. The terms of any agreements shall survive any merger, acquisition, consolidation or assignment and shall be binding on the successors and assigns. Any merger, acquisition, consolidation or assignment shall not result in any modification of the terms and conditions of the Lease without the express written consent of the parties.

26. UTILITIES. The Tenant shall pay before delinquency, all charges for electricity, telephone, sewerage, gas, garbage disposal, water and other utilities furnished to the Premises during the term hereof.

27. PERFORMANCE BOND. The Tenant shall, upon the execution of this Lease and agreement, secure and deliver to the Owner a bond with surety satisfactory to the Owner, or other security satisfactory to the Owner, in the principal sum of $132,422.40 (equal to twelve months rent and leasehold excise tax ****This section subject to revision based on final footprint of lease****) conditioned to faithfully perform all the terms and conditions of this Lease. In the event that the Rental is adjusted upward or downward during the course of this Lease, the amount of such bond or security shall similarly be adjusted upward or downward in order that the amount thereof shall at all times be in the same ratio to the adjusted rent as is the present rent to the amount of the present bond. A new bond shall be delivered within 60 days after the adjustment of rental.

28. RESERVATION OF RIGHTS. The Owner reserves to itself and to its assigns, from the Premises herein leased, a right and easement upon, over, and beneath said Premises for the construction, maintenance, repair, replacement and use for any purpose of poles, wires, supports, pipelines, mains, conduits, ditches, and other improvements for utility purposes and all incidental or related attachments and appurtenances from any point or points, in any direction and for any distance. This reservation includes the right to enter upon said Premises upon reasonable notice to the Tenant for such purposes; provided that the Owner shall repair any physical damage done to the Premises incidental to the exercise of this reservation. The rights herein reserved shall include the right to cut, trim or remove trees, brush, overhanging branches or other obstructions above, on or below the ground which may injure or interfere with the Owner’s use, occupancy and enjoyment of the rights herein reserved. The exercise of said right to cut, trim or remove said vegetation or other obstructions shall not be regarded as physically damaging the Premises. In its exercise of the rights herein reserved, Owner shall not unreasonably interfere with Tenant’s use of the Premises.

29. PARKING FACILITIES. The Tenant shall provide suitable space on the Premises for the parking of all vehicles operated by persons entering upon the Premises.

30. TAXES. The Tenant shall pay before delinquency or reimburse the Owner for the payment of all taxes or assessments upon this Lease, the Premises, the leasehold interest created by this Lease, any buildings, machinery, equipment improvements or personal property on the Premises or upon the rental paid to the Owner pursuant to this Lease, which taxes are payable for all or any portion of the period covered by this Lease. Notwithstanding the foregoing provision, the Tenant shall not be in default thereunder for failure to pay any such taxes or assessments the validity or amount of which the Tenant in good faith protests, provided that the Tenant within 30 days of notification of such tax or assessment being payable, shall undertake and proceed to carry out the appropriate steps to secure the adjudication by appropriate authority as to the validity or amount of such tax or assessment. In such latter event, the Tenant shall pay such tax or assessment within 30 days of the adjudication that such tax or assessment is owing, plus any interest and penalties.

32. LIENS AND ENCUMBRANCES. Either party may encumber its own interests in the Premises. The Owner agrees that it shall obtain a nondisturbance agreement in which any person currently or hereafter holding a mortgage, deed of trust or other monetary encumbrance against the Premises agrees to recognize this Lease upon a foreclosure, trustee’s sale or deed in lieu thereof so long as the Tenant is not in default hereunder beyond the expiration of any applicable cure period. The Tenant agrees to obtain a certificate from any person holding an encumbrance against this Lease which confirms that such person shall not assert an interest in or lien against the Owner’s interest in the Premises. The Tenant shall defend the Owner against any lien asserted against the Owner’s fee title in the Premises as a result of any contract or agreement entered into by the Tenant.

33. NON-WAIVER OF BREACH. The failure of the Owner or the Tenant to insist upon the strict performance of any of the covenants of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any other covenants of this Lease or any subsequent default of the same covenant. All such covenants shall be and remain in full force and effect for the term of this Lease.

34. INSOLVENCY. If Tenant commences a proceeding under any Chapter of the Federal Bankruptcy Act, or is adjudicated bankrupt or insolvent or makes any assignment for the benefit of creditors or if a receiver be appointed for it, or in the event of any judicial sale of Tenant’s interest under this Lease, Owner shall have the right to declare this Lease in default. The conditions of this paragraph shall not be applicable or binding on the Tenant or the beneficiary in any deed of trust, mortgage, or other security instrument on the demised premises which is of record with Owner and has been consented to by Owner, or to said beneficiary’s successors in interest consented to by Owner, as long as there remains any moneys to be paid by Tenant to such beneficiary under the terms of such deed of trust; provided that such beneficiary or its successors in interest, continuously pay to the Owner all rent due or coming due under the provisions of this Lease and guaranty compliance with the other covenants of this Lease.

35. EMINENT DOMAIN. If the whole or a substantial part of the Premises hereby leased shall be taken by any paramount public authority under the power of eminent domain, then the term of this Lease shall cease as to the part so taken, from the day the possession of that part shall be required for any public purpose, and the rent shall be paid up to that day, and from that day Tenant shall have the right either to cancel this Lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced as provided below. All damages awarded for such taking shall be equitably divided between Owner and Tenant, provided, however, that Owner shall not be entitled to any award made for the taking of any installations or improvements on the Premises belonging to Tenant. Owner shall be entitled to all condemnation awards made for the taking of any fee interest in the land. Tenant shall be entitled to pursue against the paramount public authority seeking condemnation, any claim for an award made on account of any interest, loss or expense of Tenant, including the value of this Lease, Tenant’s moving expenses and the value of any improvements made to the Premises at Tenant’s expense and which are not reasonably capable of being relocated by Tenant.

In the event the rent is to be reduced as herein above provided, the rent shall be reduced by an amount which bears the same proportion to the net annual rent immediately prior to the partial taking as the rental value of the part of the demised premises so taken shall bear to the rental value of the whole demised premises immediately prior to such taking. If the parties shall not agree on the amount of such rent reduction, it shall be determined by an appraiser selected and paid by the Owner. If Tenant is dissatisfied with the appraisal made by said appraiser, then upon Tenant’s request, the amount of such rental reduction shall be determined by a board of three appraisers, each of whom shall be a member of either the Society of Industrial Realtors or the Washington/British Columbia Chapter of the American Institute of Real Estate Appraisers and shall be experienced in the valuation of the type of premises subject to this Lease. Each party shall select one of these appraisers and those two shall select the third appraiser. The successful party in such proceeding shall pay the compensation of the third appraiser. A decision of a majority of the board of appraisers shall be the decision of the board of appraisers and shall be binding on each or the parties hereto.

36. QUIET ENJOYMENT. Owner covenants that Tenant, upon paying the rent and performing the covenants upon its part to be performed herein, shall and may peaceably and quietly have, hold and enjoy the Premises for all terms hereof.

37. TERMINATION FOR DEFAULT. Time is of the essence of this agreement and if the Tenant shall fail to keep and perform any of the covenants or agreements herein contained and shall fail to remedy any such default thereof within 120 days, 10 days in the case of delinquent Rent, after written notice thereof by Owner to Tenant, (or if the default is of a character which cannot be remedied within 120 days after such notice, then if the Tenant shall fail to commence to remedy such default within such 120 days and thereafter proceed diligently and continuously to remedy such default), Owner may at its option declare this Lease canceled and forfeited and the Tenant’s right to possession ended and the Owner may re-enter said premises and take possession thereof; provided, however, that the provisions of Section 12 shall govern the treatment of all Leasehold Improvements upon such termination. In the case of delinquent Rent the Owner shall not have the right to terminate this Lease unless Tenant has failed to pay such Rent, at a late payment rate of 150% of Rent, for a period of 90 days; provided further that the Owner shall not have the right to declare this Lease canceled in the event of any default unless it has first exhausted all remedies available to it under this Agreement, including the performance bond described at Section 27 hereof, for up to 3 months Rent and leasehold tax. The Owner shall not be liable for any damage by reason of such re-entry or forfeiture. If upon such re-entry there remains any personal property of the Tenant or of any other person upon the leased premises, the Owner may, but without the obligation to do so, sell the same as provided in paragraph entitled “Redelivery of Premises,” remove said personal property and hold it for the owner thereof or may place the same in a public garage or warehouse, all at the expense and risk of the owners thereof, and the Tenant shall reimburse the Owner for any expense incurred by the Owner in connection with such removal and storage. The Owner shall have the right to sell such stored property, without notice to the Tenant, after it has been stored for a period of 30 days or more, the proceeds of such sale to be applied first to the costs of such sale, second to the payment of the charges for storage, and third to the payment of any other amounts which may be then due from the Tenant to the Owner, and the balance, if any, shall be paid to the Tenant. Notwithstanding any such re-entry, the liability of Tenant for the full rental provided for herein, shall not be extinguished for the balance of the term of this Lease, and the Tenant shall make good to the Owner any deficiency arising from a re-letting of the leased premises at a lesser rental than that herein before agreed upon. The Tenant shall pay such deficiency upon demand by the Owner after the Owner thereof ascertains the amount. Notwithstanding the foregoing, the provisions of Section 12 shall govern the disposition of Leasehold Improvements.

38. FRUSTRATION OF PURPOSE. In the event of any governmental action or order, or inaction, which to a substantial degree and for a substantial period of the current term prohibits the Tenant’s activities, as contemplated by this Lease, the Tenant may terminate this Lease upon sixty- (60) day’s notice to Owner. In the event the parties disagree as to whether the Tenant’s activities are so prohibited, such disagreement shall be submitted to arbitration, as provided in the paragraph entitled “ARBITRATION”. Lack of funds, expense of raw materials or inability to obtain financing shall not be an event of Frustration of Purpose.

39. FORCE MAJEURE. Except as provided elsewhere in this Lease, whenever a period of time or a duty is herein prescribed for action to be taken by either party, said party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to “force majeure”. For purposes of this Agreement, a force majeure includes acts or events directly affecting the Premises, including but not limited to Acts of God, hurricane, tornado, tsunami, war, riot, sabotage, act of public enemy, terrorist act or gang violence, blockade, epidemic, earthquake or other earth movement, flood or other natural disaster, or other cause out of the Tenant’s control. Lack of funds, expense of raw materials or inability to obtain financing shall not be an event of force majeure. During the pendency of an event of force majeure, the Tenant’s obligations under this Lease shall be suspended.

40. DEFAULT BY OWNER. If the Owner shall fail to keep and perform any of the covenants or agreements herein contained to be performed or complied with by Owner, and shall fail to remedy any such default thereof within thirty (30) days after written notice thereof by Tenant to Owner (or if the default is of a character which cannot be remedied within thirty (30) days after such notice, then if the Owner shall fail to commence to remedy such default within such thirty (30) days and thereafter proceed diligently and continuously to remedy such default), Tenant may, in addition to other remedies available to it, cure such default on behalf of Owner and deduct from the Rent any expenses thereby incurred, or Tenant may declare this Lease canceled.

41. ARBITRATION. In the event of any disputes between the parties arising out of this Lease, and if no provision is otherwise made herein for the resolution thereof, then such disputes shall be submitted to arbitration pursuant to the commercial arbitration rules of the American Arbitration Association by a panel of three arbitrators, each of whom shall be experienced in the valuation of the type of dispute at issue. Each party shall select one of these arbitrators and those two shall select the third arbitrator. The decision of such panel of arbitrators shall be final and binding on the parties. The cost of such arbitrator shall be borne equally by the parties hereto.

42. ATTORNEY FEES. In the event either party shall be required to bring any action to enforce any of the provisions of this Lease, or shall be required to defend any action brought by the other with respect to this Lease, the prevailing party in such action shall be entitled to reasonable attorney’s fees, in addition to costs and necessary disbursements. “Action” shall include an arbitration proceeding.

43. NOTICES. All notices thereunder may be delivered or mailed. If mailed, they shall be sent by certified or registered mail, return receipt requested, to the Owner at Post Office Box 660, Aberdeen, Washington, 98520, and to the Tenant at its address set forth below its signature to this Lease. Such notices shall be sent to other addresses of either party hereto as they may advise the other from time to time in writing. Notices sent by certified or registered mail shall be deemed to have been given when properly mailed and the postmark affixed by the United State Post Office shall be conclusive evidence of the mailing thereof.

44. HOLDING OVER. If the Tenant shall, with the consent of the Owner, hold over after the expiration or sooner termination of the term of this Lease, the resulting tenancy shall, unless otherwise mutually agreed, be for an indefinite period of time on a month-to-month basis. During such month-to-month tenancy, Tenant shall pay to the Owner the same rate of rental as set forth herein, unless a different rate shall be established, and shall be bound by all of the additional provisions of this Lease agreement insofar as they may be pertinent.

45. DEFINITION OF TENANT. It is understood and agreed that for convenience, the word “Tenant” and verbs and pronouns in the singular number and neuter gender are uniformly used throughout this Lease regardless of the number, gender or fact of incorporation of the party who is, or the parties who are, the actual lessee under this agreement.

46. CAPTIONS. The captions in this Lease are for convenience only and do not in any way limit or amplify the provisions of this Lease.

47. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

48. ENTIRE AGREEMENT. This Lease constitutes the whole agreement between the Owner and the Tenant. There are no terms; obligations, covenants or conditions other than those contained herein. No modification or amendment of this agreement shall be valid and effective unless evidenced by an agreement in writing.

49. GUARANTY. Tenant shall provide an IRREVOCABLE GUARANTY BY Imperium Renewables, Inc., the parent company of Imperium Grays Harbor, Inc. in the form attached as Exhibit D.

50. INTERPRETATION OF AGREEMENT AND VENUE. This Agreement and Lease and all of its terms shall be construed according to the laws of the State of Washington. The venue of any arbitration between the parties relating to this Lease shall be in Thurston County, Washington. The venue of any litigation authorized by the arbitration clause or Arbitration statutes between the parties relating to this Lease shall be the Superior Court of Thurston County, Washington.

51. BINDING EFFECT. This Lease is binding upon each of the parties hereto, their personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on May 15, 2006.

PORT OF GRAYS HARBOR

By
Executive Director

“OWNER”
Port of Grays Harbor
P.O. Box 660
Aberdeen, WA 98520

IMPERIUM GRAYS HARBOR, LLC.

By

“TENANT”
Imperium Grays Harbor, LLC.
1418 3rd Ave.
Seattle, WA 98101

STATE OF WASHINGTON)

SS

GRAYS HARBOR COUNTY)

On this              day of May, 2006 before me personally appeared GARY G. NELSON, to me known to be the Executive Director of the PORT OF GRAYS HARBOR, the municipal corporation that executed the within and foregoing instrument as “Owner”, and acknowledged said instrument to be the free and voluntary act and deed of said municipal corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of
Washington residing at

STATE OF WASHINGTON)

SS

GRAYS HARBOR COUNTY)

On this              day of May, 2006, before me personally appeared                                     , to me known to be the                                  of IMPERIUM GRAYS HARBOR, LLC the company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purpose therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of
Washington residing at

Exhibit A

…. Metes and Bounds Description the Premises

Exhibit B

…. Diagram of the Premises

Exhibit C

Diagram of the Adjoining Property. This is anticipated to be that area between the lease line of Exhibit B and Frye Creek to the West,

Rail line (with setback) to the South and West First Street to the North.

EXHIBIT D

IRREVOCABLE GUARANTY BY IMPERIUM RENEWABLES, INC.

To induce the Owner to enter into the foregoing Port of Grays Harbor Lease No. 1014 between the Port of Grays Harbor (the “Owner”) and Imperium Grays Harbor LLC (the “Tenant”) dated as of May 15, 2006 (the “Lease”), and in consideration thereof, the undersigned does hereby jointly and severally guaranty the following: (i) the payment by Tenant of its obligations under Section 6 of the Lease and (ii) the completion by Tenant of the Biofuels Manufacturing Facility to the point of its first shipment of 23,500 gallons or more of any finished product that meets ASTM D6751-2 specifications, for revenue, by rail, truck, barge or other transport. Notwithstanding the foregoing, the Owner shall have no right to exercise its rights under this guaranty until it has exhausted all remedies under the performance bond described at Section 27 of the Lease. Said guaranty shall be irrevocable during the Lease Term and shall survive the expiration or other termination of this Lease as to obligations that accrue prior to such expiration or termination of this Lease.

This Guaranty is delivered in the State of Washington and shall be construed according to the laws of the State of Washington. Guarantor does hereby expressly consent and submit to the jurisdiction of any Arbitration panel and/or the Superior Court of Thurston County, Washington as provided in the foregoing Lease.

Terms used and not otherwise defined herein shall have the meaning set forth in the Lease.

The Guarantor does hereby irrevocably appoint Lisa Eggers, 6851 W. Mercer Way, Mercer Island, WA 98040 of Washington State as its Agent for Service of Process for any action, arbitration or proceeding arising out of this Guaranty.

IN WITNESS WHEREOF, the Guarantor hereto has caused this instrument to be executed on                                     , 2006.

By:	,	and

Print Name:

By:	,

Print Name:

Address:

Telephone:

Telefax:

STATE OF WASHINGTON)

SS

                                 COUNTY)

On this              day of May, 2006, before me personally appeared                         , to me known to be the                                  of IMPERIUM RENEWABLES, INC. the company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purpose therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of
Washington residing at

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